UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported): December 12, 2022

The New York Times Company
(Exact name of registrant as specified in its charter)

New York		1-5837			13-1102020
(State or other jurisdiction of incorporation)		(Commission File Number)			(I.R.S. Employer Identification No.)
	620 Eighth Avenue,	New York,	New York	10018
	(Address and zip code of principal executive offices)

Registrant’s telephone number, including area code:  (212) 556-1234

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	NYT	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) On December 12, 2022, Roland A. Caputo, Executive Vice President and Chief Financial Officer of The New York Times Company (the “Company”), informed the Company of his intention to retire next year. He will continue to serve in this role until his successor is identified, and is expected to stay on through a transition period. The Company has retained a leading executive search firm to help identify Mr. Caputo’s successor. A copy of the Company’s press release, dated December 12, 2022, announcing Mr. Caputo’s planned retirement is attached as Exhibit 99.1 to this Form 8-K and is incorporated by reference herein.

(e) Concurrently with Mr. Caputo’s decision to retire, and to facilitate an effective transition process, the Compensation Committee of the Company’s Board of Directors approved a modification to the terms of an award of 12,252 restricted stock units for the Company’s Class A Common Stock that were granted to Mr. Caputo on February 18, 2022, under the Company’s 2020 Incentive Compensation Plan. This award, which was scheduled to vest on December 31, 2023, subject to Mr. Caputo’s continued employment through the vesting date, will vest on June 30, 2023, subject to his continued employment through such date. No other changes to the terms of this award were made.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number	Description
Exhibit 99.1	The New York Times Company Press Release, dated December 12, 2022
Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE NEW YORK TIMES COMPANY

Date: December 12, 2022	By:	/s/ Diane Brayton
Diane Brayton
Executive Vice President, General Counsel and Secretary